As filed with the Securities and Exchange Commission on December 6, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TITAN MACHINERY INC.

(Exact name of registrant as specified in its charter)

North Dakota	5080	45-0357838
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

4876 Rocking Horse Circle

Fargo, ND 58104-6049

(701) 356-0130

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Meyer

Chairman and Chief Executive Officer

Titan Machinery Inc.

4876 Rocking Horse Circle

Fargo, ND 58104-6049

(701) 356-0130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Melodie R. Rose	W. Morgan Burns
Alexander Rosenstein	Jonathan R. Zimmerman
Fredrikson & Byron, P.A.	Faegre & Benson LLP
200 South Sixth Street	2200 Wells Fargo Center
Suite 4000	90 South Seventh Street
Minneapolis, MN 55402-1425	Minneapolis, MN 55402-1425
(612) 492-7000	(612) 766-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒ 333-145526

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be	Proposed Maximum Aggregate	Amount of
Registered	Offering Price (1)(2)(3)	Registration Fee
Common stock, par value $0.00001 per share	$747,500	$23

(1)          In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Act”) the number of shares being registered and the proposed maximum offering price per share are not included in this table.

(2)          Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)          The Registrant previously registered an aggregate of $57,902,500 of Common Stock on a Registration Statement on Form S-1 (File No. 333-145526), as amended, which was declared effective on December 5, 2007 and for which a filing fee of $1,778 was previously paid.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND

EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE ACT.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to an increase in the proposed maximum offering price of the common stock, par value $0.00001 per share (“Common Stock”), of Titan Machinery Inc., a North Dakota corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of an independent registered public accounting firm. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-145526) (the “Original Registration Statement”), initially filed by the Registrant on August 17, 2007 and declared effective by the Securities and Exchange Commission on December 5, 2007. The Registrant is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering price for the Common Stock offered to reflect the actual initial public offering of 6,000,000 shares of the Common Stock, plus an over-allotment option of 900,000 shares, at a price of $8.50 per share for a total maximum offering price of $58,650,000. Pursuant to Rule 462(b), the contents of the Original Registration Statement, including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota on this 6th day of December, 2007.

TITAN MACHINERY INC.

By:	/s/ David J. Meyer
David J. Meyer
Chairman of the Board and Chief Executive
Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

	/s/ David J. Meyer	Chairman of the Board and Chief Executive Officer	December 6, 2007
	David J. Meyer	(principal executive officer)

	*	President, Chief Financial Officer and Director	December 6, 2007
	Peter Christianson	(principal financial and accounting officer)

	*	Director	December 6, 2007
Gordon Paul Anderson

	*	Director	December 6, 2007
John Bode

	*	Director	December 6, 2007
Tony Christianson

	*	Director	December 6, 2007
James Irwin

	*	Director	December 6, 2007
James Williams

By:	/s/ David J. Meyer
David J. Meyer
Attorney-In-Fact

TITAN MACHINERY INC.

REGISTRATION STATEMENT ON FORM S-1

EXHIBIT INDEX

No.	Description
5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Eide Bailly, LLP
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1*	Power of Attorney

* Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-145526), initially filed by the Registrant on August 17, 2007 and declared effective by the Securities and Exchange Commission on December 5, 2007.